EXHIBIT 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
Section 906 Certification
Pursuant to 18 U.S.C. § 1350, the undersigned officer of DISH Network Corporation (the “Company”) hereby certifies that to the best of his knowledge the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	November 9, 2009

Name:	/s/ Robert E. Olson

Title:	Chief Financial Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.